UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 11, 2014

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of Tejon Ranch Co. (“Company”) elected three new Directors, Robert A. Alter, Steven A. Betts, and Frederick C. Tuomi, to the Board of Directors of the Company. Each was elected to the Board at its September 11, 2014 Board meeting.

Mr. Alter is currently President of Seaview Investors, LLC, a real estate investment management company. He is also Chairman Emeritus and founder of Sunstone Hotel Investors (NYSE:SHO), Inc. Mr. Alter founded the hotel ownership and management company in 1985, and took it public in 1995. During his 22 years as CEO, Sunstone acquired 125 hotel properties with over 20,000 guest rooms and led the disposition of 80 hotels.

Mr. Betts is the President of Chanen Development Company, an affiliate of the award-winning, full-service construction organization, Chanen Construction, headquartered in Phoenix, AZ and operating throughout the U.S. More recently, he served as the Chief Executive Officer of PhoenixMart, a 1.7 million square foot multi-category manufacturer product-sourcing center and served as the Senior Vice President and Managing Director of Assets for the ASU Foundation. Previous to these endeavors, Mr. Betts was President and CEO of SunCor Development Company, a half-billion dollar plus asset base subsidiary of the publicly traded Pinnacle West Capital Corporation, and developer of master planned communities throughout the Mountainwest and large-scale commercial projects in Metropolitan Phoenix. Mr. Betts holds numerous board and committee posts, including Chairman of the Interstate 11 Coalition, Trustee and Board member of The Nature Conservancy, and Chairman of the Urban Land Institute-Arizona District Council Governance Committee.

Mr. Tuomi is presently Chief Operating Officer of Colony American Homes, Inc., a market leader in the acquisition, ownership, renovation, leasing, and management of single-family residential homes in the United States. Colony American Homes currently owns over 17,000 single-family homes in 10 states. From 1994 to 2013, Mr. Tuomi served as Executive Vice President and President of Property Management for Equity Residential, one of nation’s largest publicly traded apartment REITs.

The newly elected Directors were also unanimously appointed to serve on one or more committees of the Board. Mr. Alter will serve on the Nominating & Corporate Governance and Real Estate Committees; Mr. Betts will serve on the Compensation and Real Estate Committees; and Mr. Tuomi will serve on the Audit and Compensation Committees. No related party transactions currently exist between the Company and any of the new Directors. Messrs. Alter, Betts, and Tuomi will serve pursuant to the standard compensation agreement that the Company has with its other Board members as described in the 2014 Proxy Statement.

The election of the new Directors addresses the pending departure of two long-serving Board members. At the Board meeting, Chairman Snyder announced his plans to retire at the end of the year. He has been a member of the Board of Directors since 1998. Mr. Snyder is a practicing real estate attorney in Orange County. Also announcing his intention to retire at the end of 2014 is George G.C. Parker. He has been a member of the Board since 1999. Mr. Parker is the Dean Witter Distinguished Professor of Finance, Emeritus, Graduate School of Business, Stanford University.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits

99.1	Press Release of the Company dated September 12, 2014, announcing the Company’s election of three new members to the Board of Directors and future retirement of two Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2014	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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